UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2019 (October 28, 2019)

MIRAGEN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 643-5200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On October 28, 2019, Miragen Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an assignment and assumption agreement (the “Assignment Agreement”) regarding that certain definitive common stock purchase agreement, dated as of August 6, 2018 (the “Purchase Agreement”), by and between the Company and The Leukemia & Lymphoma Society, Inc. (“LLS”). Pursuant to the terms of the Assignment Agreement, LLS assigned, and the Company consented to the assignment of, all of LLS’s rights, privileges and obligations under the Purchase Agreement to LLS TAP Miragen, LLC (the “Assignee”). In connection with entering into the Assignment Agreement, the Assignee made standard representations and warranties to the Company, and agreed to be bound by and subject to the terms of the Purchase Agreement as if the Assignee were the original signatory thereto.
The foregoing is only a brief description of the material terms of the Assignment Agreement and the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing is qualified in its entirety by reference to the full text of the Assignment Agreement and the Purchase Agreement, copies of which are filed, respectively, as Exhibit 10.1 to this Current Report on Form 8-K and as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2018, and the contents of which are incorporated by reference herein.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 28, 2019, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the listing of its common stock was not in compliance with Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market, as the minimum bid price of the Company’s listed securities was less than $1.00 per share for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until April 27, 2020, to regain compliance with the rule referred to in this paragraph. To regain compliance, during this 180-day compliance period, the Company’s minimum bid price of listed securities must close at $1.00 per share or more for a minimum of 10 consecutive business days. The notice has no present impact on the listing of the Company’s securities on The Nasdaq Capital Market.
In the event that the Company does not regain compliance with the Nasdaq Listing Rules prior to the expiration of the 180-day compliance period, the Company may be eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by meeting the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the minimum bid price requirement. In addition, the Company would need to provide written notice to Nasdaq of its intention to cure the minimum bid price deficiency during the second compliance period by effecting a reverse stock split, if necessary. As part of its review process, the Nasdaq staff will make a determination of whether it believes the Company will be able to cure this deficiency. Should the Nasdaq staff conclude that the Company will not be able to cure the deficiency, or should the Company determine not to make the required representation, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting
If the Company does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel.
The Company intends to actively monitor its minimum bid price of listed securities and, as appropriate, will consider available options to resolve the deficiencies and regain compliance with the Nasdaq Listing Rules, including effecting a reverse stock split.
There can be no assurance that the Company will be successful in maintaining the listing of its common stock on The Nasdaq Capital Market. This could impair the liquidity and market price of its common stock. In addition, the delisting of its common stock from a national exchange could have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.
Item 3.02 Unregistered Sales of Equity Securities.
On October 31, 2019, pursuant to the terms of the Purchase Agreement, the Company issued an aggregate of 606,364 shares of the Company’s common stock (the “Shares”) to the Assignee for an aggregate purchase price of $500,000, with proceeds to the Company, after expenses, expected to be $475,000.

The Shares were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Assignee represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were offered without any general solicitation by the Company or its representatives.
The Company intends to use the net proceeds of the offering of the Shares for its SOLAR clinical trial.
The Shares have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Shares or any other securities of the Company.
Additional information regarding the offering and issuance of the Shares is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Assignment and Assumption Agreement, dated as of October 28, 2019, by and between the Registrant, The Leukemia & Lymphoma Society, Inc. and LLS TAP Miragen, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Date: October 31, 2019	By:	/s/ Jason A. Leverone
Jason A. Leverone
Chief Financial Officer